THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (the “Agreement”), dated as of May 5, 2009 is made by and between Sanswire Corp., a Delaware corporation (“Company”), and Rocky Mtn. Advisors Corp, a Nevada corporation (“Consultant”).

WHEREAS, the Company owes Consultant Fees in arrears representing the time period from October 19, 2007 to April 9, 2009 for a total of $185,387.18 (the “Fees”); and

WHEREAS, the Company and the Consultant wish to convert $185,387.18 of the Fees (the “Conversion Fees”) into Series E Preferred Stock, par value $0.001 per share (“Preferred Stock”), of the Company, which rights and preferences are set forth in that certain Statement of Designation, Powers, Preferences and Rights of Series E Preferred Stock attached hereto as Exhibit A;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties agree as follows:

1. Conversion Fees. The Company and Consultant hereby agree that Conversion Fees shall convert into 29,615 shares of the Company’s Preferred Stock (“Conversion Shares”).

2. Closing. Closing shall occur upon execution of this Agreement by both parties.  Within ten (10) business days of Closing, the Company shall deliver a certificate representing the Conversion Shares to Consultant.

3. Further Assurances. In connection with the Conversion Fees, the Consultant, by entering into this Conversion Agreement, agrees to execute all agreements and other documents as reasonably requested by the Company.

4. Consultant Representations and Warranties and Covenants. The Consultant represents, warrants and covenants to the Company as follows:

a. No Registration. The Consultant understands that the Conversion Shares, nor the shares of common stock issuable upon conversion of the Conversion Shares (the “Common Shares”) have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Consultant’s representations as expressed herein or otherwise made pursuant hereto.

b. Investment Intent. The Consultant is acquiring the Conversion Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such Consultant has no present intention of selling, granting any participation in, or otherwise distributing the same. The Consultant further represents that it will not violate the Securities Act and does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Conversion Shares.

c. Investment Experience. The Consultant has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Consultant can protect its own interests. The Consultant has such knowledge and experience in financial and business matters so that such Consultant is capable of evaluating the merits and risks of its investment in the Company.

d. Speculative Nature of Investment. Such Consultant understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Such Consultant can bear the economic risk of such Consultant’s investment and is able, without impairing such Consultant’s financial condition, to hold the Conversion Shares for an indefinite period of time and to suffer a complete loss of such Consultant’s investment.

e. Accredited Investor. The Consultant is an “accredited investor’ within the meaning of Regulation D, Rule 50 1(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

f. Rule 144. The Consultant acknowledges that the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Consultant is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares subject to the satisfaction of certain conditions.  The Consultant acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Conversion Shares or Common Shares. The Consultant understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

g. Authorization.

i. Consultant has all requisite power and authority to execute and deliver this Conversion Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of the Consultant necessary for the authorization, execution, delivery and performance of this Conversion Agreement, and the performance of all of the Consultant’s obligations herein, has been taken.

ii. This Conversion Agreement, when executed and delivered by the Consultant, will constitute valid and legally binding obligations of the Consultant, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Consultant in connection with the execution and delivery of this Conversion Agreement by the Consultant or the performance of the Consultant’s obligations hereunder.

j Brokers or Finders. The Consultant has not engaged any brokers, finders or agents, and the Company has not, and will not, incur, directly or indirectly, as a result of any action taken by the Consultant, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Conversion Agreement and the transactions related hereto.

k Tax Advisors. The Consultant has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Conversion Agreement. With respect to such matters, such Consultant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Consultant understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Conversion Agreement.

l. Legends. The Consultant understands and agrees that the certificates evidencing the Conversion Shares and Interest Shares shall bear a legend in substantially the form as follows (in addition to any legend required by any other applicable agreement or under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

5. Governing Law; Entire Agreement; Counterparts.  The interpretation of this Agreement shall be governed by Florida law.  This Agreement contains the entire agreement of the parties, and there are no representations, covenants, or other agreements except as stated or referred to herein.  Neither this Agreement nor any provisions hereof shall be modified, discharged, or terminated except by an instrument in writing signed by the party against whom any modification, discharge, or termination is sought.  This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

6. Arbitration.  All claims or disputes relating in any way to the performance, interpretation, validity, or breach of this Agreement shall be referred to final and binding arbitration, before a panel of three arbitrators, under the commercial arbitration rules of the American Arbitration Association (the “AAA”) in Miami-Dade County, Florida, except as modified hereby. Each party shall appoint an arbitrator and the third arbitrator shall be selected by the two appointed arbitrators within twenty days, following the receipt of written notice of arbitration, as prescribed by the AAA. In the event that both appointed arbitrators are unable to select the third arbitrator within a period twenty days, the AAA shall be permitted to submit an appointment.  The arbitrator’s award shall be in writing, made by a majority thereof, and include findings of fact and conclusions of law.  Judgment upon the award rendered by the arbitrators shall be final, binding and conclusive upon the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereonto duly authorized as of the day and year first above written.

SANSWIRE CORP.

By:	/s/ Jonathan Leinwand
	Name:	Jonathan Leinwand
	Title:	CEO

ROCKY MTN ADVISORS CORP.

By:	/s/ Thomas Seifert
	Name:	Thomas Seifert
	Title:	President